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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the:

1. Registration Statement (Form S-8 No. 33-74634) pertaining to the Regal Cinemas, Inc. Participant Stock Option Plan, Regal Cinemas, Inc. Employee Stock Option Plan, 1993 Employee Stock Incentive Plan and 1993 Outside Directors' Stock Option Plan of Regal Cinemas, Inc.;

2. Registration Statement (Form S-8 No. 333-13295) pertaining to the 401(k) Profit Sharing Plan of Regal Cinemas, Inc.;

3. Registration Statement (Form S-8 No. 333-13291) pertaining to the 1993 Employee Stock Incentive Plan of Regal Cinemas, Inc.;

4. Registration Statement (Form S-8 No. 333-52943) pertaining to the Regal Cinemas, Inc. Participant Stock Option Plan, Regal Cinemas, Inc. Employee Stock Option Plan, 1993 Employee Stock Incentive Plan, and 1998 Stock Purchase and Option Plan for Key Employees of Regal Cinemas, Inc.;

of our report dated July 2, 1997 (with respect to the consolidated financial statements of Cobb Theatres, L.L.C. for the year ended December 31, 1996 included in the Current Report on Form 8-K/A (Amendment No. 1) dated September 10, 1997 of Regal Cinemas, Inc.) appearing in the Annual Report (Form 10-K) of Regal Cinemas, Inc. for the fiscal year ended December 31, 1998.







                                          /s/ Ernst & Young LLP
                                          ---------------------




Birmingham, Alabama
March 29, 1999